UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2010

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	333-122531	58-2171386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 South Broad Street Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (229) 246-6536

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 23, 2010, in response to continuing comments from the Securities and Exchange Commission in connection with the review of Post-Effective Amendment No. 2 to Form S-1 Registration Statement (Commission File No. 333-157700) and Post-Effective Amendment No. 2 to Form S-1 Registration Statement (Commission File No. 333-157701) filed on February 18, 2010, the management of The Money Tree Inc. (the “Company”) concluded that the previously issued audited Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as of and for each of the years and related quarters for the three-year period ended September 25, 2009 and as of and for the quarter ended December 25, 2009, should no longer be relied upon because of a required change to the Company’s charge-off policy for bankrupt accounts.

The Company historically has used average charge-off rates for its entire consumer loan portfolio to determine the amount of the related allowance for credit losses. However, consumer loans that have become bankrupt accounts inherently have different risk characteristics and terms than other consumer loans and therefore should be analyzed separately. After analyzing its consumer bankruptcy portfolio, the Company has determined that its policy with respect to consumer bankrupt accounts did not sufficiently reserve for loan losses at the time that customers filed for bankruptcy, and thus did not accurately reflect the likelihood that such accounts eventually would be charged off. Accordingly, the Company has revised its policy to utilize a cost recovery approach to income recognition related to bankrupt accounts. Management of the Company has decided that consumer bankrupt accounts should be fully charged off within 30 days after receipt of the notice of bankruptcy filing. Any amounts later collected with respect to such accounts will be treated as recoveries of charge-offs.

This error affects net income, total assets and shareholders’ equity. As soon as practicable, the Company expects to restate its Consolidated Financial Statements to accurately reflect its financial position and results of operations and to amend its Annual Report on Form 10-K for the year ended September 25, 2009 and Quarterly Report on Form 10-Q for the quarter ended December 25, 2009.

The Company has discussed with Carr, Riggs & Ingram, LLC, the Company’s independent registered public accounting firm, the matters described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONEY TREE INC.

Dated: April 29, 2010	By:	/s/ Steven P. Morrison

	Name:	Steven P. Morrison

	Title:	Chief Financial Officer

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